Exhibit 99.1

Co-Diagnostics Reports Solid First Quarter 2022 Financial Results

Strong results highlighted by record first quarter revenue of $22.7 million and diluted EPS of $0.34

SALT LAKE CITY, May 12, 2022— Co-Diagnostics, Inc. (NASDAQ: CODX), a molecular diagnostics company with a unique, patented platform for the development of molecular diagnostic tests, announced today financial results for the first quarter ended March 31, 2022.

First-Quarter 2022 Financial Results:

●	Revenue of $22.7 million, primarily due to sales of the Logix Smart™ COVID-19 Test
●	Gross profit increased to $19.4 million, representing 85.5% of consolidated revenue
●	Operating income of $9.8 million compared to $10.3 million a year ago, due to an increase in research and development expense
●	Income before taxes of $13.1 million
●	Net income of $11.7 million, compared to a net income of $7.9 million in the prior-year first quarter, representing $0.34 per fully diluted share
●	Adjusted EBITDA of $11.4 million
●	Cash, cash equivalents, and marketable securities totalled $97.4 million as of March 31, 2022, an increase of $7.5 million from December 31, 2021

“We are incredibly proud to deliver another solid quarter of growth following our record results in 2021,” said Dwight Egan, Co-Diagnostics’ Chief Executive Officer. “We’ve made substantial progress in the development of our new Co-Dx™ PCR home diagnostic testing platform and look forward to submitting for FDA approval later this year.

“Looking forward, we are focused on completing development and FDA submission of the new platform,” continued Egan. “Our strong balance sheet and liquidity continue to position us well for additional investments in research and development that will fund our future growth initiatives. We believe we are at an important point in our growth trajectory that will enable us to expand into new verticals, new markets, and innovative molecular diagnostic solutions.

“While we remain very confident about the long-term potential of our business, our ability to accurately forecast Logix Smart™ COVID-19 Test sales through the balance of the year has diminished due to decreased mask mandates in the United States, continued emergence and spread of new variants, and persistently low vaccination rates in many parts of the world. As a result, it has become difficult to predict with any level of precision the cumulative impact of these and other factors on our future financial results. For these reasons, we are not providing quarterly guidance at this time and will reassess this position in the future,” concluded Egan.

First Quarter 2022 Business Highlights:

●	Continued optimization of performance and capabilities of Co-Dx PCR home testing platform in preparation for clinical trials and FDA submission
●	CoSara JV received clearance from Indian regulators for hepatitis B viral load and high-risk HPV multiplex tests; CoSara JV approved test count currently stands at 14
●	Announced strategic additions to the Scientific Advisory board with the appointments of Carl Wittwer, M.D., Ph.D. as Chairman, and Karen C. Carroll, M.D, Noriko Kusukawa, Ph.D., and Anne Wyllie, Ph.D. who join Company co-founder Brent Satterfield, Ph.D.

Conference Call and Webcast

Co-Diagnostics will host a conference call and webcast at 4:30 p.m. EDT today to discuss its financial results with analysts and institutional investors. The conference call and webcast will be available via:

Webcast: ir.codiagnostics.com on the Events & Webcasts page

Conference Call: 877-317-6789 (domestic) or 412-317-6789 (international)

The call will be recorded and later made available on the Company’s website: https://codiagnostics.com.

About Co-Diagnostics, Inc.:

Co-Diagnostics, Inc., a Utah corporation, is a molecular diagnostics company that develops, manufactures and markets new, state-of-the-art diagnostics technologies. The Company’s technology is utilized for tests that are designed using the detection and/or analysis of nucleic acid molecules (DNA or RNA). The Company also uses its proprietary technology to design specific tests to locate genetic markers for use in industries other than infectious disease and license the use of those tests to specific customers.

Non-GAAP Financial Measures:

This press release contains adjusted EBITDA, which is a non-GAAP measure defined as net income excluding depreciation, amortization, income tax (benefit) expense, net interest (income) expense, stock-based compensation, and one-time transaction related costs. The Company believes that adjusted EBITDA provides useful information to management and investors relating to its results of operations. The Company’s management uses this non-GAAP measure to compare the Company’s performance to that of prior periods for trend analyses, and for budgeting and planning purposes. The Company believes that the use of adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other companies, many of which present similar non-GAAP financial measures to investors, and that it allows for greater transparency with respect to key metrics used by management in its financial and operational decision-making.

Management does not consider the non-GAAP measure in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of the non-GAAP financial measure is that it excludes significant expenses that are required by GAAP to be recorded in the Company’s financial statements. In order to compensate for these limitations, management presents the non-GAAP financial measure together with GAAP results. Non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. A reconciliation tables of the net income, the most comparable GAAP financial measure to adjusted EBITDA, is included at the end of this release. The Company urges investors to review the reconciliation and not to rely on any single financial measure to evaluate the company’s business.

Forward-Looking Statements:

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as “believes,” “expects,” “estimates,” “intends,” “may,” “plans,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made and predictions as to future facts and conditions. Forward-looking statements in this release include statements regarding (i) completion of development and FDA submission for approval of the new Co-Dx at-home/point-of-care PCR testing device, (ii) forecast of strong demand for our broad product portfolio across all end markets, and (iii) our strong balance sheet and liquidity will continue to position us well for additional investments in research and development that will fund our future growth initiatives. Forward-looking statements are subject to inherent uncertainties, risks and changes in circumstances. Actual results may differ materially from those contemplated or anticipated by such forward-looking statements. Readers of this press release are cautioned not to place undue reliance on any forward-looking statements. There can be no assurance that any of the anticipated results will occur on a timely basis or at all due to certain risks and uncertainties, a discussion of which can be found in our Risk Factors disclosure in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (SEC) on March 24, 2022, and in our other filings with the SEC. The Company does not undertake any obligation to update any forward-looking statement relating to matters discussed in this press release, except as may be required by applicable securities laws.

Company Contact:	Investor Relations Contact:
Andrew Benson	Zachary Mizener
Head of Investor Relations	Lambert & Co.
+1 801-438-1036	+1 616-233-0500
investors@codiagnostics.com	zmizener@lambert.com

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$97,421,739	$88,607,234
Marketable investment securities	-	1,255,266
Accounts receivable, net	21,662,403	20,839,182
Inventory	4,901,057	2,004,169
Prepaid expenses and other current assets	1,278,598	2,338,444
Note receivable	75,000	75,000
Total current assets	125,338,797	115,119,295
Property and equipment, net	2,252,853	1,933,216
Operating lease right-of-use asset	604,837	-
Goodwill	14,808,411	14,706,818
Intangible assets, net	27,088,333	27,195,000
Investment in joint venture	983,614	1,004,953
Note receivable	75,000	75,000
Total assets	$171,151,845	$160,034,282
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$1,215,049	$607,506
Accrued expenses, current	2,613,218	3,859,652
Operating lease liability, current	283,299	-
Contingent consideration liabilities, current	4,065,537	5,767,304
Income taxes payable	4,843,592	2,213,088
Deferred revenue	-	150,000
Total current liabilities	13,020,695	12,597,550
Long-term liabilities
Income taxes payable	1,284,745	1,067,853
Deferred tax liability	5,868,728	7,228,444
Operating lease liability	275,672	-
Contingent consideration liabilities	2,987,214	4,665,337
Total long-term liabilities	10,416,359	12,961,634
Total liabilities	23,437,054	25,559,184
Stockholders’ equity
Convertible preferred stock, $0.001 par value; 5,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized; 33,984,068 and 33,819,862 shares issued and outstanding as of March 31, 2022 and December 31, 2021, respectively	33,984	33,820
Additional paid-in capital	81,796,933	80,271,999
Accumulated earnings	65,883,874	54,169,279
Total stockholders’ equity	147,714,791	134,475,098
Total liabilities and stockholders’ equity	$171,151,845	$160,034,282

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2022	2021
Revenue	$22,699,044	$20,024,769
Cost of revenue	3,281,951	3,272,565
Gross profit	19,417,093	16,752,204
Operating expenses
Sales and marketing	2,652,148	1,197,546
General and administrative	2,922,195	2,935,689
Research and development	3,771,327	2,217,063
Depreciation and amortization	247,264	67,005
Total operating expenses	9,592,934	6,417,303
Income from operations	9,824,159	10,334,901
Other income (expense)
Interest income	11,393	14,657
Loss on disposition of assets	(93,421)	-
Gain on remeasurement of acquisition contingencies	3,379,890	-
(Loss) on equity method investment in joint venture	(21,339)	(464,943)
Total other income (expense)	3,276,523	(450,286)
Income before income taxes	13,100,682	9,884,615
Income tax provision	1,386,087	1,985,640
Net income	$11,714,595	$7,898,975
Earnings per common share:
Basic	$0.35	$0.28
Diluted	$0.34	$0.26
Weighted average shares outstanding:
Basic	33,935,570	28,662,885
Diluted	34,711,476	30,002,729

CO-DIAGNOSTICS, INC. AND SUBSIDIARIES

GAAP AND NON-GAAP MEASURES

(Unaudited)

Reconciliation of net income to adjusted EBITDA:

	Three Months Ended March 31,
	2022	2021
Net income	$11,714,595	$7,898,975
Interest income	(11,393)	(14,657)
Depreciation and amortization	247,264	67,005
Transaction costs (1)	78,229	-
Change in fair value of contingent consideration	(3,379,890)	-
Stock-based compensation expense	1,375,097	1,513,012
Income tax provision	1,386,087	1,985,640
Adjusted EBITDA	$11,409,989	$11,449,975

(1) Expenses incurred relating to the acquisitions of Idaho Molecular and Advanced Conceptions